Exhibit 23.1
CONSENT OF T.J. SMITH & COMPANY, INC.
     We hereby consent to the use of our report dated May 5, 2010 regarding Torch Energy Royalty Trust and to the reference to our firm included in this Form 10-K.

T.J. SMITH & COMPANY, INC.
By:	/s/ T. J. Smith
T.J. Smith
Houston, Texas
August 11, 2010